UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Pine Street
New York, New York 10270
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On May 16, 2007, at the 2007 Annual Meeting of Shareholders of American International Group, Inc. (AIG), AIG’s shareholders approved the 2007 Stock Incentive Plan (SIP). Awards under the SIP may be made by the Compensation and Management Resources Committee of the Board of Directors to AIG’s named executive officers. The SIP is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On May 16, 2007, the Board of Directors of AIG adopted amended and restated By-laws of AIG to require the approval or ratification of the compensation of AIG’s Chief Executive Officer by the Board of Directors, and to reflect the change in the name of the Compensation Committee to the Compensation and Management Resources Committee. A copy of AIG’s Amended and Restated By-laws is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     (d)  Exhibits.

     Exhibit 3.1 American International Group, Inc. By-laws, as amended and restated on May 16, 2007.

     Exhibit 10.1 American International Group, Inc. 2007 Stock Incentive Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: May 22, 2007	By: /s/ Kathleen E. Shannon Name: Kathleen E. Shannon Title: Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	American International Group, Inc. By-laws, as amended and restated on May 16, 2007
10.1	American International Group, Inc. 2007 Stock Incentive Plan